AmBase Corporation
100 Putnam Green, 3rd Floor
Greenwich, CT  06830-6027

May 12, 2016

Mr. Richard A. Bianco 350 South Ocean Boulevard, Apt. 9A Boca Raton, FL 33432

Dear Richard:

This letter confirms that you, Richard A. Bianco (R. A. Bianco) personally hereby agrees to provide a financial commitment to AmBase Corporation ("AmBase" or the "Company") in the form of a line of credit up to $1,000,000 (One Million Dollars) or an additional amount(s) as may be necessary and agreed to for working capital for the Company on an as needed basis from time to time, if and when the case may be necessary on terms agreeable to/by the Company and R. A. Bianco at such time.  Such line of credit to be secured by a first mortgage interest in the building, 100 Putnam Green, Greenwich, Connecticut ("100 Putnam") which shall be senior to any then existing liens on 100 Putnam.

Sincerely,

/s/ John Ferrara John Ferrara Vice President and Chief Financial Officer

Accepted and agreed to by:	Accepted and agreed to by:

/s/ Richard A. Bianco	/s/John Ferrara
Richard A. Bianco	John Ferrara, AmBase Corporation
Vice President and Chief Financial Officer